As filed with the Securities and Exchange Commission on April 13, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

FIRST INDUSTRIAL REALTY TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	36-3935116
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

311 S. Wacker Drive, Suite 3900

Chicago, Illinois 60606

(Address of principal executive offices)

FIRST INDUSTRIAL REALTY TRUST, INC.

2011 STOCK INCENTIVE PLAN

(Full title of the plan)

Copies to:

Bruce W. Duncan President and Chief Executive Officer First Industrial Realty Trust, Inc. 311 S. Wacker Drive, Suite 3900 Chicago, Illinois, 60606 (312) 344-4300 (Name of agent for service)	Howard A. Nagelberg William E. Turner II James R. Whitney Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 W. Madison St., Suite 3900 Chicago, Illinois, 60606 (312) 984-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share, issuable under 2011 Stock Incentive Plan	1,100,000 shares	$11.615	$12,776,500	$1,475

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also registers any additional shares as may be issuable under the Plan by reason of any stock splits, stock dividends, dividend equivalents or other similar transactions.
(2)	Estimated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices for the registrant’s common stock as reported on the New York Stock Exchange on April 11, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) is included in documents sent or given to the participants in the plan as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

I-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.	Incorporation of Certain Documents by Reference.

The following documents previously or concurrently filed (file no. 1-13102) by First Industrial Realty Trust, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 29, 2012, as amended by Amendment No. 1 filed on Form 10-K/A on March 1, 2012;

(b)	The Company’s Current Reports on Form 8-K filed March 2, 2012 and March 9, 2012 (in each case, excluding the portions that were furnished and not filed in accordance with Commission rules);

(c)	The Company’s Definitive Proxy Statement on Schedule 14A filed April 5, 2012; and

(d)	The description of the Company’s common stock included in the Company’s registration statement on Form 8-A (file no. 1-13102) dated June 23, 1994.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents, except that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with Commission rules. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the “Prospectus”) to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

We will provide, without charge, to each person to whom this prospectus is delivered a copy of these filings upon written or oral request to First Industrial Realty Trust, Inc., 311 S. Wacker Drive, Suite 3900, Chicago, Illinois 60606, Attention: Investor Relations, telephone number (312) 344-4300.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Articles of Amendment and Restatement of the Company contain certain provisions limiting the liability of the directors and officers to the fullest extent permitted by Section 5-418 of the Courts and Judicial Proceedings Article of the Annotated Code of Maryland (“Courts and Judicial Proceedings Article”). The registrant’s Articles of Amendment and Restatement and amended and restated bylaws also provide certain limitations, permitted under Maryland General Corporation Law (the “MGCL”), on each director’s personal liability for monetary damages for breach of any duty as a director. Section 5-418 of the Courts and Judicial Proceedings Article permits a Maryland corporation to limit the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that: (a) it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property, or services actually received or (b) a judgment or other final adjudication is entered in a proceeding based on a finding that the act, or failure to act, of the director or officer was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

In addition, the Company’s Articles of Amendment and Restatement and amended and restated bylaws obligate the registrant to indemnify its directors and officers, and permit the Company to indemnify its employees and other agents, against certain liabilities and expenses incurred in connection with their service in such capacities, as well as advancement of costs, expenses and attorneys’ fees, to the fullest extent permitted under the MGCL. Section 2-418 of the MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the directors or officers in connection with any proceeding to which they may be made a party by reason of their service in such capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The directors and officers of the registrant are entitled to the benefits of liability insurance maintained by the registrant for certain losses arising from claims or charges made against any officer or director in connection with his or her service in such capacity.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

The following is a complete list of exhibits filed or incorporated by reference as part of this registration statement:

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of First Industrial Realty Trust, Inc. (incorporated by reference to Exhibit 3.1 of Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 1996, File No. 1-13102).

4.2	Amended and Restated Bylaws of First Industrial Realty Trust, Inc., dated September 4, 1997 (incorporated by reference to Exhibit 1 of Form 8-K of First Industrial Realty Trust, Inc. dated September 4, 1997, as filed on September 29, 1997, File No. 1-13102).

4.3	Articles of Amendment to First Industrial Realty Trust, Inc.’s Articles of Incorporation, dated June 20, 1994 (incorporated by reference to Exhibit 3.2 of Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 1996, File No. 1-13102).

4.4	Articles of Amendment to First Industrial Realty Trust, Inc.’s Articles of Incorporation, dated May 31, 1996 (incorporated by reference to Exhibit 3.3 of Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 1996, File No. 1-13102).

4.5	Articles of Amendment to the Company’s Articles of Incorporation, dated May 12, 2011 (incorporated by reference to Exhibit 3.1 of the Form 8-K of the Company filed June 2, 2011, File No. 1-13102)

4.6	2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed June 2, 2011, File No. 1-13102)

4.7	Amendment No. 1 to 2011 Stock Incentive Plan, dated April 28, 2011 (incorporated by reference to Exhibit 10.1 of the Form 8-K of the Company filed on April 28, 2011, File No. 1-13102)

5.1*	Opinion of McGuireWoods LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2	Consent of McGuireWoods LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

*	Filed herewith

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, except that, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that provisions (i) and (ii) of this undertaking are inapplicable if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Chicago, State of Illinois, on April 13, 2012.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ Bruce W. Duncan
Bruce W. Duncan
Chief Executive Officer

By:	/s/ Scott A. Musil
Scott A. Musil
Chief Financial Officer

POWERS OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Bruce W. Duncan and Scott A. Musil, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated on April 13, 2012.

Signature	Title	Date

/s/ Bruce W. Duncan	President, Chief Executive Officer and	April 13, 2012
Bruce W. Duncan	Director (Principal Executive Officer)

/s/ Scott A. Musil	Chief Financial Officer and Chief	April 13, 2012
Scott A. Musil	Accounting Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ W. Edwin Tyler	Director	April 13, 2012
W. Edwin Tyler

/s/ Matthew S. Dominski	Director	April 13, 2012
Matthew S. Dominski

/s/ H. Patrick Hackett, Jr.	Director	April 13, 2012
H. Patrick Hackett, Jr.

/s/ Kevin W. Lynch	Director	April 13, 2012
Kevin W. Lynch

/s/ John E. Rau	Director	April 13, 2012
John E. Rau

/s/ L. Peter Sharpe	Director	April 13, 2012
L. Peter Sharpe

/s/ Robert J. Slater	Director	April 13, 2012
Robert J. Slater

FIRST INDUSTRIAL REALTY TRUST, INC.

EXHIBIT INDEX

TO

FORM S-8 REGISTRATION STATEMENT

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of First Industrial Realty Trust, Inc. (incorporated by reference to Exhibit 3.1 of Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 1996, File No. 1-13102).

4.2	Amended and Restated Bylaws of First Industrial Realty Trust, Inc., dated September 4, 1997 (incorporated by reference to Exhibit 1 of Form 8-K of First Industrial Realty Trust, Inc. dated September 4, 1997, as filed on September 29, 1997, File No. 1-13102).

4.3	Articles of Amendment to First Industrial Realty Trust, Inc.’s Articles of Incorporation, dated June 20, 1994 (incorporated by reference to Exhibit 3.2 of Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 1996, File No. 1-13102).

4.4	Articles of Amendment to First Industrial Realty Trust, Inc.’s Articles of Incorporation, dated May 31, 1996 (incorporated by reference to Exhibit 3.3 of Form 10-Q of First Industrial Realty Trust, Inc. for the fiscal quarter ended June 30, 1996, File No. 1-13102).

4.5	Articles of Amendment to the Company’s Articles of Incorporation, dated May 12, 2011 (incorporated by reference to Exhibit 3.1 of the Form 8-K of the Company filed June 2, 2011, File No. 1-13102).

4.6	2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed June 2, 2011, File No. 1-13102).

4.7	Amendment No. 1 to 2011 Stock Incentive Plan, dated April 28, 2011 (incorporated by reference to Exhibit 10.1 of the Form 8-K of the Company filed on April 28, 2011, File No. 1-13102).

5.1*	Opinion of McGuireWoods LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2	Consent of McGuireWoods LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

*	Filed herewith